                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           BARR LABORATORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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


                         [BARR LABORATORIES, INC. LOGO]


                             BARR LABORATORIES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

The Annual Meeting of Shareholders of Barr Laboratories, Inc. will be held on October 25, 2001 at 10:00 a.m. at the St. Regis Hotel, Two East 55th Street at 5th Avenue, New York, NY for the following purposes:

      1. To elect a Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

      2. To consider approval of an amendment to the Company's 1993 Stock Incentive Plan;

      3. To consider approval of an amendment to the Company's 1993 Stock Option Plan for Non-Employee Directors;

      4. To transact such other business as may properly come before the meeting.

Owners of record at the close of business on August 27, 2001 will be entitled to vote at the meeting or at any adjournments or postponements thereof.

Each shareholder is requested to sign and date the enclosed proxy card and to return it without delay in the enclosed postage-paid envelope. Any shareholder present at the Annual Meeting may withdraw the proxy and vote personally on each matter brought before the Annual Meeting.

                                             By Order of the Board of Directors



                                             William T. McKee
                                             Secretary


2 Quaker Road
P.O. Box 2900
Pomona, New York  10970-0519
September 25, 2001

                             BARR LABORATORIES, INC.
                                  2 Quaker Road
                                  P.O. Box 2900
                           Pomona, New York 10970-0519


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held October 25, 2001



SOLICITATION AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the management of Barr Laboratories, Inc., a New York corporation (the "Company"), for use at the 2001 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. on October 25, 2001 at the St. Regis Hotel, Two East 55th Street at 5th Avenue, New York, NY and at any adjournment or postponement thereof. It is anticipated that this Proxy Statement, together with the form of proxy, will first be mailed to the Company's shareholders on or before September 25, 2001.

A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the Annual Meeting and voting in person, (ii) duly executing and delivering a proxy for the Annual Meeting bearing a later date or (iii) delivering written notice of revocation to the Secretary of the Company prior to use of the enclosed proxy at the Annual Meeting.

The Company will bear the cost of this solicitation of proxies, including expenses in connection with the preparing, assembling and mailing of proxy solicitation materials and the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited personally or by telephone by Directors, Officers or employees of the Company, who will receive no additional compensation for such services.


RECORD DATE

The close of business on August 27, 2001 is the record date for determination of holders of the Company's Common Stock, $.01 par value (the "Common Stock"), entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On that date there were outstanding and entitled to vote 35,475,288 shares of Common Stock, each entitled to one vote.


ACTIONS TO BE TAKEN UNDER THE PROXY

The persons acting under the proxy will vote the shares represented thereby for the election of the Company's nominees as Directors, for approval of the amendments to the Company's 1993 Stock Incentive Plan, and the 1993 Stock Option Plan for Non-Employee Directors, or, if otherwise directed by the person executing the proxy, in accordance with each direction. The Board of Directors does not know of any other business to be brought before the meeting, but it is intended that, as to any such other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder. Directors are elected by a plurality of votes cast. Abstentions, broker non-votes and withheld votes will not be considered as cast votes. The affirmative vote of a majority of the votes cast is required to approve the amendments to the 1993 Stock Incentive Plan and the 1993 Stock Option Plan for Non-Employee Directors.


PROPOSAL 1. ELECTION OF DIRECTORS

If all of the Company's nominees are elected, the Board of Directors of the Company will consist of Bruce L. Downey (Chairman), Edwin A. Cohen (Vice-Chairman), Carole S. Ben-Maimon, Paul M. Bisaro, Robert J. Bolger, Harold
N. Chefitz, Jack M. Kay, Bernard C. Sherman and George P. Stephan, who will serve as Directors until the 2002 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. If any nominee becomes unable or declines to accept nomination or election, which is not anticipated, it is intended that the persons acting under the proxy will vote for such other person as the Board of Directors recommends. The Company does not have a standing nominating committee; the current nominees for Directors have been proposed by the Company's Chairman.

A special meeting of shareholders of the Company is expected to be held to consider and vote upon a proposal to approve the issuance of shares of common stock of the Company in connection with the merger of a wholly-owned subsidiary of the Company with and into Duramed Pharmaceuticals, Inc. ("Duramed"). In the merger, Duramed will become a wholly owned subsidiary of the Company. The merger agreement provides that the Company shall take all necessary action to cause E. Thomas Arington, Richard R. Frankovic and Peter R. Seaver to be appointed as directors of the Company after the merger. Since it is presently contemplated that the merger will be completed prior to October 25, 2001, the date of the Company's Annual Meeting of Shareholders, those three individuals have been included as nominees of the Company for election as Directors at the Annual Meeting. If the merger has not been completed before the Annual Meeting is held, it is expected that the nominations of the affected individuals will be withdrawn.

Eleven meetings of the Board of Directors were held during the fiscal year ended June 30, 2001. In addition, there were eleven committee meetings. No Director attended fewer than 75% of the total number of meetings of the Board and all committees on which the Director served.


AUDIT COMMITTEE

The functions of the Audit Committee are to assist the Board in overseeing and reviewing the Company's internal accounting controls, to review the audited financial statements and to investigate and make recommendations to the Board with respect to the appointment of independent auditors. The Committee, which met five times during the fiscal year ended June 30, 2001, is composed of Messrs. Stephan, Bolger and Chefitz.


COMPENSATION COMMITTEE

The Compensation Committee is responsible for reviewing and authorizing the granting of stock options to Officers and other key employees under the Company's stock option plans and for reviewing compensation to be paid to Officers and other key personnel of the Company. Current members of the Committee, none of whom is an employee of the Company, are Messrs. Stephan and outgoing board member Florence. Six meetings of the Committee were held during the fiscal year ended June 30, 2001.


BUSINESS DEVELOPMENT COMMITTEE

The Business Development Committee is responsible for evaluating and providing advice to management on the merits of various business ventures, including but not limited to, mergers, acquisitions, joint ventures, strategic partnerships and other business arrangements. Current members of the Committee are Messrs. Downey, Cohen, Bisaro, Kay and Dr. Ben-Maimon. The Committee did not meet separately during the fiscal year ended June 30, 2001. Business development matters were discussed by the full Board of Directors at each Board meeting.


COMPENSATION OF DIRECTORS

During fiscal 2001, directors, excluding Messrs. Downey and Bisaro and Dr. Ben-Maimon received quarterly retainers of $7,500 covering their attendance at the Board Meetings and participation in Committee Meetings. During fiscal 2001, Mr. Bolger received $11,150 for consulting services provided to the Company. During fiscal 2001, Mr. Cohen was paid $200,000 pursuant to his consulting agreement with the Company which expires on June 30, 2002. Under the Company's 1993 Stock Option Plan for Non-Employee Directors, as amended, each Director who is not an employee of the Company (other than a Director who owns 40% or more of the Common Stock) receives an annual option grant to purchase 7,500 shares at an option price equal to 100% of the fair market of the Common Stock on the date of grant. Each option has a ten-year term and becomes exercisable on the date of the first annual shareholders' meeting immediately following the date of the grant. On October 26, 2000, each participating Director received a grant of an option to purchase 7,500 shares at an exercise price of $63.31 per share.


INFORMATION ON NOMINEES

BRUCE L. DOWNEY, 53, became a member of the Board of Directors in January 1993 and was elected Chairman of the Board and Chief Executive Officer in February of 1994. From January 1993 to December 1999, he served as the Company's President and Chief Operating Officer. Prior to assuming these positions, from 1981 to 1993, Mr. Downey was a partner in the law firm of Winston & Strawn and a predecessor firm of Bishop, Cook, Purcell and Reynolds.

EDWIN A. COHEN, 69, founded the Company in 1970. Mr. Cohen served as President, Chairman of the Board and Chief Executive Officer until 1994. In February of 1994, he was elected to the position of Vice Chairman of the Board and became a consultant to the Company.

CAROLE S. BEN-MAIMON, 42, joined the Company in January 2001 as President and Chief Operating Officer of Barr Research. She was elected a Director in February 2001. Prior to joining the Company, Dr. Ben-Maimon was with Teva Pharmaceuticals USA, where she most recently was Senior Vice President Science and Public Policy, North America. From 1996 until 2000, Dr. Ben-Maimon served as Senior Vice President, Research and Development. She is Board Certified in Internal Medicine.

PAUL M. BISARO, 40, was elected a Director of the Company in June 1998 and in December 1999 was appointed to the position of President and Chief Operating Officer. Previously, he served as Senior Vice

President - Strategic Business Development and General Counsel. Prior to joining the Company in 1992 as General Counsel, Mr. Bisaro was associated with the law firm of Winston & Strawn, and a predecessor firm, Bishop, Cook, Purcell and Reynolds.

ROBERT J. BOLGER, 79, was elected a Director of the Company in February 1988. Mr. Bolger has been President of Robert J. Bolger Associates, a marketing consulting company since January 1988. From 1962 through 1987, he served as President of the National Association of Chain Drug Stores, a major trade association.

HAROLD N. CHEFITZ, 66, was elected a Director in February 2001. Mr. Chefitz is Chairman of Notch Hill Advisors, which advises CK Capital Fund, and President of Chefitz HealthCare Investments, a private investment company. Prior to forming Notch Hill in 1999, Mr. Chefitz was a partner in Boles Knop & Co. Mr. Chefitz has also served as Managing Director and head of the Healthcare Group at Prudential Securities, and Senior Managing Director of Furman Selz. Mr. Chefitz is the Chairman of the Board of Directors of GliaMed, Inc. as well as a member of the Boards of Kensey Nash, Elan Motor Technology, EmergingMed.com and NetHealth Systems. From 1990 to 1994, Mr. Chefitz served as Chairman of the Board of Trustees at Columbia University School of Pharmaceutical Sciences.

JACK M. KAY, 61, was elected a Director of the Company in December 1994. Mr. Kay is President of Apotex, Inc., and also serves as Chair of the Canadian Drug Manufacturers Association. He is also a Director of Humber River Regional Hospital (Toronto), Chair of the Canadian Schizophrenia Foundation, and a Director of Cangene Corporation.

BERNARD C. SHERMAN, 59, was Chairman of the Board of the Company from July 1981 to January 1993. He remains a Director of the Company. Dr. Sherman is Chief Executive Officer and Chairman of the Board of Apotex, Inc., a Canadian manufacturer of generic drugs. He is also Chairman of the Board of Cangene Corp., President of Sherman Delaware, Inc. and President of Shermfin Inc.

GEORGE P. STEPHAN, 68, was elected a Director of the Company in February 1988. In April 1990, Mr. Stephan retired as Vice Chairman of Kollmorgen Corporation
(NYSE), a diversified, international technology company in which he had served in several executive capacities for over 20 years. Mr. Stephan was also a director of Kollmorgen since 1982 and served as Chairman of the Board from 1991 to 1996. He continued as a director of Kollmorgen until June 2000, when it was acquired by Danaher Corporation. From 1994 to April 1999 Mr. Stephan also was a Managing Director of Stonington Group LLC, financial intermediaries and consultants. He is currently a business consultant and a director of Sartorius Sports Limited, a privately held specialty sports retailer.

E. THOMAS ARINGTON, 64, is Chief Executive Officer and a director of Duramed and has been since 1987. He has been Chairman of the Board of Duramed since 1998. Mr. Arington also served as President of Duramed from 1987 until September 2000. Prior to Duramed, Mr. Arington was President of MarketMaster, Inc., a health care consulting firm. Mr. Arington also spent seventeen years with Lederle Laboratories, a division of American Cyanimid, where he held a variety of executive management positions.

RICHARD R. FRANKOVIC, 59, is a pharmaceutical industry consultant, having retired in 1998 from Rugby Laboratories where he was employed since 1980 and served as President from 1984 to 1998. Prior to joining Rugby Laboratories, he was employed by Lederle Laboratories, where he held a variety of management positions. Mr. Frankovic has served as a director of Duramed since 1999.

PETER R. SEAVER, 58, is a healthcare industry consultant. He retired from a 31-year career with The Upjohn Company, a pharmaceutical manufacturer, in 1998. He held various executive positions with Upjohn including Vice President, Domestic Marketing, Corporate Vice President, Worldwide Pharmaceutical Marketing, and Corporate Vice President for Health Care Administration. He currently serves on the Board of the University of Arizona School of Pharmacy and the Board of Fellows of the Harvard School of Dental Medicine. Mr. Seaver has served as a director of Duramed since 1998.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
                             OF THE ABOVE NOMINEES.

PROPOSAL 2.   APPROVAL OF THE AMENDMENT TO THE 1993 STOCK INCENTIVE PLAN

In December 1993, the shareholders ratified the adoption by the Board of Directors of the 1993 Stock Incentive Plan (the "Plan"). The purpose of the Plan, among other things, is to provide competitive incentives that will attract, retain, motivate and reward employees. After giving effect to the March 1996, May 1997 and June 2000 3-for-2 stock splits, the amendments to the plan in 1996 and 2000, and the 2,447,408 shares subject to outstanding options as of June 30, 2001, including 1,795,484 shares subject to options held by the Company's Executive Officers as a group, an aggregate of 1,577,451 shares of Common Stock are available for grant under the Plan as of June 30, 2001. The closing price of Barr's common stock on August 27, 2001, as reported on the New York Stock Exchange, was $86.52 per share.

The Board recommends approval of an amendment to the Plan to ensure that the Company will continue to have an adequate number of shares of Common Stock available for grants of incentive stock options ("ISOs") that qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and stock options that do not so qualify ("non-qualified stock options" or "NQSOs"). Upon approval of the amendment the total number of shares of Common Stock for which options may be granted under this Plan will increase by 200,000 shares to an aggregate of 1,777,451 shares. No other provision of the Plan will be changed by the proposed amendment.

In addition to stock options, the Plan permits the grant of stock appreciation rights, stock bonuses, restricted stock awards, performance unit awards and any other awards that provide the participant with the right to purchase or otherwise acquire shares of Common Stock or that are valued by reference to the market value of shares of Common Stock. Although the Plan permits the Committee to grant a wide variety of awards, the Plan does not obligate the Committee to do so and the Committee has not previously done so and does not currently anticipate doing so.

Under current law, there are no federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or a NQSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the option price is included in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two year and one year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for optionee will be treated as a capital gain or loss. On exercise of a NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will be generally taxable to the optionee as ordinary income and deductible by the Company. The disposition of shares acquired upon exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

As discussed in Proposal 1, it is presently contemplated that the merger with Duramed will be completed prior to October 25, 2001, the date of the Annual Meeting. Shares to be issued in connection with the assumption of the Duramed options will not be deducted or charged against the pool of shares available under the Plan, as amended.


             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL
               OF THE AMENDMENT TO THE 1993 STOCK INCENTIVE PLAN.


PROPOSAL 3.  APPROVAL OF THE AMENDMENT TO THE 1993 STOCK OPTION PLAN FOR
             NON-EMPLOYEE DIRECTORS

In December 1993, the shareholders ratified the adoption by the Board of Directors of the 1993 Stock Option Plan for Non-Employee Directors (the "Directors' Plan"). After giving effect to the March 1996, May 1997 and June 2000 3-for-2 stock splits, an amendment to the plan in 1996, and the 383,625 shares subject to outstanding options as of June 30, 2001, an aggregate of 187,875 shares of Common Stock are available for grant under the Directors' Plan as of June 30, 2001. The following named nominees for election as directors hold those 383,625 options in the amounts set forth after their respective names as follows: Bolger (60,000), Chefitz (15,000), Cohen (87,000), Kay (60,000) and
Stephan (116,250). This formula plan, among other things, enhances the Company's ability to attract and retain experienced Directors. Currently, each Eligible Director (as that term is defined in the Directors' Plan) on any grant date is granted a non-qualified option to purchase 7,500 shares. Each such option has a ten-year term, is exercisable at an option exercise price equal to 100% of the fair market value of the shares on the date of grant, and becomes exercisable on the date of the first annual shareholders' meeting immediately following the date of grant of the option, provided there has been no interruption of the optionee's service on the Board before that date. The Board recommends approval of an amendment to the Directors' Plan to ensure that the Company will continue to have an adequate number of shares of Common Stock available for grants of options thereunder. Upon approval of the amendment the total number of shares of Common Stock for which options may be granted under the Directors' Plan will increase by 100,000 shares to an aggregate of 287,875 shares. No other provision of the Directors' Plan will be changed by the proposed amendment.

Under current law, certain of the federal income tax consequences to non-employee directors and the Company under the Directors' Plan are as follows:
A director to whom a non-qualified stock option is granted (which is treated as an option for federal income tax purposes) does not recognize income at the time of grant of such option and the Company is not entitled to a deduction at that time. When a director exercises the stock option, the director will recognize ordinary compensation income equal to the difference, if any, between the exercise price paid and the fair market value as of the date of option exercise, on the shares the director receives. The Company will generally be entitled to a federal income tax deduction in respect of the stock option in the Company's tax year in which the option is exercised, with the amount of the deduction being equal to the ordinary compensation income recognized by the director as described above.

As discussed in Proposal 1, it is presently contemplated that the merger with Duramed will be completed prior to October 25, 2001, the date of the Annual Meeting. Shares to be issued in connection with the assumption of the Duramed options will not be deducted or charged against the pool of shares available under the Directors' Plan, as amended.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT
            TO THE 1993 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.


OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of the Company's voting securities on June 30, 2001, except as noted below, by (i) each person who beneficially owns more than 5% of the Company's voting securities; (ii) each Director of the Company; (iii) each Officer of the Company named in the Summary Compensation Table; and (iv) all Directors and Officers of the Company as a group.

NAME AND ADDRESS OF BENEFICIAL OWNER                    NUMBER OF SHARES    COMMON PERCENT
------------------------------------------------------------------------------------------
Bernard C. Sherman(1)                                    11,382,038(2)           32.1%
150 Signet Drive, Weston, Ontario, Canada M9L 1T9

FMR, Edward C. Johnson, 3d and Abigail P. Johnson         4,246,165(4)         12.007%
82 Devonshire Street, Boston, MA 02109

Bruce L. Downey(1)                                          701,621(3)            2.0%

Edwin A. Cohen(1)                                           238,563(3)              *

Paul M. Bisaro(1)                                           224,765(3)              *

George P. Stephan(1)                                        142,499(3)              *

Timothy P. Catlett                                          105,921(3)              *

Wiliam T. McKee                                              83,733(3)              *

Jack M. Kay(1)                                               52,500(3)              *

Robert J. Bolger(1)                                          52,500(3)              *

Martin Zeiger                                                29,898(3)              *

Michael F. Florence(1)                                       27,300(3)              *

Carole S. Ben-Maimon(1)                                          --                 *

Harold N. Chefitz(1)                                             --                 *

All Directors and Officers as a group (23 persons)       13,467,787(3)          36.35%

*   Less than 1%

(1) A Director of the Company.

(2) Consists of 11,382,038 common shares held of record by Sherman Delaware, Inc. ("SDI"), which have been pledged to banks to secure a guaranty by SDI.

(3) Includes shares of common stock which Directors and Officers have currently exercisable rights to acquire through the exercise of incentive and non-qualified options, in the amount of 529,999 shares for Mr. Downey, 138,563 shares for Mr. Cohen, 108,750 shares for Mr. Stephan, 52,500 shares for Mr. Bolger, 26,625 shares for Mr. Florence, 52,500 shares for Mr. Kay, 197,136 shares for Mr. Bisaro, 88,713 shares for Mr. Catlett, 75,273 shares for Mr. McKee, 26,667 shares for Mr. Zeiger and 1,647,448 shares for all Directors and officers as a group.

(4) According to a Schedule 13G jointly filed on July 10, 2001, FMR Corp., Edward C. Johnson 3d, and Abigail P. Johnson, beneficially own and have sole dispositive power with respect to 4,246,165 shares of Barr Laboratories, Inc. common stock; and FMR Corp. has sole voting power with respect to 109,205 shares. The following FMR Corp. subsidiaries have beneficial ownership: Fidelity Management and Research Company, 4,137,180 shares, with Edward C. Johnson 3d and FMR Corp. each having sole power to dispose such shares; and Fidelity Management Trust Company, 56,800 shares with Edward C. Johnson 3d and FMR Corp. each having sole power to vote and the sole power to dispose of such shares. Edward C. Johnson 3d owns 12.0% and Abigail P. Johnson owns 24.5% of the outstanding stock of FMR Corp. The Johnson family represents approximately 49% of the voting power of FMR Corp. Through their ownership of voting common stock and the execution of a shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Fidelity International Limited is the beneficial owner of 52,185 shares and has sole power to vote and the sole power to dispose of such shares. The Johnson family has voting power over 39.89% of the shares of Fidelity International Limited.

EXECUTIVE COMPENSATION

The following table sets forth as to the Chairman and Chief Executive Officer, and the five other Executive Officers earning the highest aggregate compensation in the fiscal year ended June 30, 2001, the compensation earned, awarded or paid for services rendered to the Company in all capacities during each of the three fiscal years ended June 30, 2001, in which each such person served as an Officer.


                           SUMMARY COMPENSATION TABLE

                                                                                              Long-Term
                                                                                            Compensation
                                              Annual Compensation                              Awards
                                 ----------------------------------------------------------------------------------------------
                                                                                                Stock                All Other
Name &                           Year               Salary             Bonus ($)               Options             Compensation
Principal Position                                  ($)(1)                                       (#)                  ($)(2)
-------------------------------------------------------------------------------------------------------------------------------
Bruce L. Downey                  2001              $646,154            $400,000                60,000                 $95,986
Chairman and                     2000               550,000             300,000                75,000                  84,901
CEO                              1999               548,654             300,000                60,000                  15,000

Paul M. Bisaro                   2001               323,077             200,000                40,000                  52,239
President and COO                2000               259,250             110,000                30,000                  35,425
Barr Laboratories, Inc.          1999               239,731              95,000                30,000                  17,000

William T. McKee                 2001               243,654             120,000                30,000                  39,791
Senior Vice President            2000               209,384              85,000                30,000                  35,943
CFO, Treasurer and               1999               189,461              75,000                22,500                  23,661
Secretary

Timothy P. Catlett               2001               244,615             100,000                20,000                  57,022
Senior Vice President            2000               234,692              90,000                30,000                  32,469
Sales & Marketing                1999               224,596              90,000                22,500                  16,250

Martin Zeiger                    2001               244,615             100,000                 5,000                  39,353
Senior Vice President            2000(3)            122,019              45,000                75,000                  26,750
Strategic Business Dev.          1999                  -                   -                      -                      -
& General Counsel

Carole S. Ben-Maimon             2001(3)            116,538              216,397               50,000                  25,794
President and COO                2000                  -                   -                      -                      -
Barr Research                    1999                  -                   -                      -                      -


(1) Includes amounts deferred by the employee (a) for all years under the Company's Savings and Retirement Plan, and (b) for 2001 and 2000 under the Company's Excess Savings and Retirement Plan.

(2) The amounts shown in this column represent the Company's annual contributions to its Savings and Retirement Plan, its annual contribution in fiscal 2001 and 2000 to the Company's Excess Savings and Retirement Plan and amounts for medical, auto and life insurance.

(3) Mr. Zeiger and Dr. Ben-Maimon were elected officers in December 1999 and January 2001, respectively.

OPTION GRANTS

The following table shows all stock options that were granted to the Officers named in the Summary Compensation Table during the fiscal year ended June 30, 2001.


                      OPTION GRANTS IN THE LAST FISCAL YEAR


                             Individual Grants(1)
                         -----------------------------                                          Potential Realizable Value at
                          Number of        % of Total                                                 Assumed Annual Rates
                           Shares           Options                                              Of Stock Price Appreciation
                         Underlying        Granted to        Per Share                                 for Option Term
                          Options         Employees In     Exercise or      Expiration       -----------------------------------
Name                     Granted (#)      Fiscal Year       Base Price         Date                5%($)               10%($)
--------------------------------------------------------------------------------------------------------------------------------
Bruce L. Downey            60,000               9%            $55.27           8/9/10            $2,764,667           $6,366,565

Paul M. Bisaro             40,000               6%            $55.27           8/9/10             1,843,112            4,244,377

William T. McKee           30,000               4%            $55.27           8/9/10             1,382,334            3,183,282

Timothy P. Catlett         20,000               3%            $55.27           8/9/10               921,556            2,122,188

Martin Zeiger               5,000             0.7%            $55.27           8/9/10               230,389              530,547

Carole Ben-Maimon          10,000             1.5%            $26.00          2/15/10               889,112            1,491,055
                           10,000             1.5%            $41.00          2/15/10               739,112            1,341,055
                           10,000             1.5%            $65.00          2/15/10               499,112            1,101,055
                           20,000               3%            $73.88          1/26/11               929,092            2,354,654

All Shareholders(2)                                                                          $1,553,029,798       $3,935,682,428


(1) Consists of options granted under the Company's 1993 Stock Incentive Plan, as amended. All options listed were granted on August 9, 2000, except for Carole S. Ben-Maimon's options which were granted on January 26, 2001, her employment date. This plan permits the Compensation Committee in its discretion to cancel any option granted under such plan and re-grant it at a lower price, however, no such action was taken during the fiscal year.

(2) Potential realizable values for all shareholders are based on 35,404,437 shares outstanding as of June 30, 2001, and the per share market price of $69.75 on that date.

Note: The dollar amounts under the 5% and 10% columns in the table above are the result of calculations required by the Securities and Exchange Commission's rules and therefore are not intended to forecast possible future appreciation of the stock price of the Company. Although permitted by the SEC's rules, the Company did not use an alternate formula for a grant date valuation because the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

OPTION EXERCISES AND OPTION VALUES

The following table provides information as to the value of options exercised during the fiscal year ended June 30, 2001 and options held by Officers named in the Summary Compensation Table.


   AGGREGATED OPTION EXERCISES AND FISCAL YEAR END JUNE 30, 2001 OPTION VALUES

                                                             Number of Shares Subject to      Value of Unexercised In-the-
                          Shares Acquired      Value       Unexercised Options at Year-End    Money Options at Year-End(2)
Name                        on Exercise     Realized(1)     Exercisable     Unexercisable     Exercisable     Unexercisable
---------------------------------------------------------------------------------------------------------------------------
Bruce L. Downey                    --               --        484,999          129,998        $27,743,835      $ 4,054,508

Paul M. Bisaro                 24,505       $1,615,855        173,802           69,998          9,940,655        1,947,708

Timothy P. Catlett             16,875        1,062,956         72,046           47,499          3,561,940        1,540,305

William T. McKee               20,459        1,199,742         55,273           57,499          2,572,383        1,685,105

Martin Zeiger                      --               --         25,000           55,000          1,189,250        2,450,900

Carole S. Ben-Maimon               --               --             --           50,000                 --          772,500


(1) Valued at the difference between the fair market value of the shares at the time of exercise and the options' grant price.

(2) Valued at the difference between the fair market value of the shares at June 30, 2001 ($69.75) and the options' exercise prices.

Note: All options granted to these individuals, except for certain options granted to Dr. Carole S. Ben-Maimon, are in the money based on the June 30, 2001 closing price of $69.75 per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Regulations of the Securities and Exchange Commission require the Compensation Committee of the board of directors of a publicly-traded company to publish in each proxy statement involving the election of directors a report addressing certain aspects of executive officer compensation for the last completed fiscal year. The following report is provided pursuant to those regulations.

The Compensation Committee decides or recommends to the Board for its decision on all matters of policy relating to compensation of executive management and approves the salaries of Officers (other than an Officer-Director, whose salary is approved by the Board). The Committee also approves grants of stock options.

Compensation programs for executive officers are designed to attract, retain and motivate employees who will contribute to the achievement of corporate goals and objectives. Elements of executive compensation include salaries, bonuses and awards of stock options, with the last two being variable. In making its decisions or recommendations, the Committee takes into account factors it deems relevant to the specific compensation component being considered, including compensation paid by other business organizations of comparable size in the same industry and related industries, profitability, the attainment of annual individual and business objectives, an assessment of individual contributions relative to others and historic compensation awards.

The Committee considered the factors described above in determining Mr. Downey's total compensation. Specifically, the Committee and the Board recognized that during fiscal 2001, under Mr. Downey's leadership, the Company, among other things, met strategic objectives approved by the Company's Board of Directors. During fiscal 2001, the Company reported the most successful and profitable year in its history, while simultaneously investing in research and development at record levels and filing the most applications in a single year. Under Mr. Downey's leadership, Tamoxifen Citrate and Warfarin Sodium continued to gain market share, the Company's first two proprietary products were introduced, and the Company launched its first generic oral contraceptive product. The Company also continued the execution of its patent challenge strategy, including securing its victory in the Prozac patent challenge and launching the generic version of the product in August 2001.

Also during fiscal 2001, the Company made significant progress in the clinical studies necessary to support the introduction of the CyPat(TM) therapy related to the symptoms of prostate cancer therapy and the SEASONALE(TM) oral contraceptive. Finally, the Company announced prior to the end of the fiscal year its intention to form a merger with Duramed Pharmaceuticals, Inc., which will enable the Company to make significant progress in its drive to a leading position in the female healthcare category with a broad range of hormonal agents and oral contraceptive products.

Section 162(m) of the Internal Revenue Code limits deductibility of compensation in excess of $1,000,000 paid in any one year to the Company's chief executive officer and to each of the other four highest paid executive officers. Under the Code and corresponding regulations, compensation that is based on attainment of pre-established, objective performance goals and complies with certain other requirements will be excluded from the $1,000,000 deduction limitation. Regulations under Section 162(m) provide that gain realized upon the exercise of stock options can qualify as "performance-based" compensation if various conditions are satisfied. Certain of those conditions were not satisfied for some of the options outstanding under the Company's 1993 Stock Incentive Plan and 1986 Stock Option Plan. When the Company became aware of this situation, it took the action required so that the gain realized from exercising options granted thereafter will be excluded from the deductibility limitations under

Section 162(m). During the fiscal year ended June 30, 2001 all taxable income of the Company's chief executive officer and its other four highest paid executive officers in excess of $1,000,000 qualified as "performance-based" compensation.

                                        The Compensation Committee
                                        Michael F. Florence
                                        George P. Stephan


EXECUTIVE AGREEMENTS

On January 4, 1993, the Company employed Mr. Downey as President and Chief Operating Officer. Mr. Downey's Employment Agreement, entered into in 1993, continues from year-to-year unless terminated by either party. Under the Agreement, he is paid a base salary, presently $750,000 per year for fiscal 2002, and is eligible for an annual bonus at the discretion of the Compensation Committee. If the Agreement is terminated by the Company without cause or by Mr. Downey for good reason, he will be entitled to a lump sum payment equal to 18 months base salary then in effect.

On October 28, 1999, the Company elected Mr. Bisaro to the position of President and Chief Operating Officer. Mr. Bisaro's Employment Agreement continues from year-to-year unless terminated by either party. Under the Agreement, he is paid a base salary, presently $400,000 per year for fiscal 2002, and is eligible for an annual bonus at the discretion of the Compensation Committee. If the Agreement is terminated by the Company without cause or by Mr. Bisaro for good reason, he will be entitled to a lump sum payment equal to 1.5 times his base salary then in effect.

On December 13, 1999, the Company and Mr. Zeiger entered into a three-year employment agreement, commencing on December 13, 1999, which continues from year-to-year thereafter, unless terminated by either party. Under the Agreement, he is paid a base salary, presently $255,000 per year for fiscal 2002, and is eligible for an annual bonus at the discretion of the Compensation Committee. If the Agreement is terminated by the Company without good cause or by Mr. Zeiger for good reason, as defined, he will be entitled to a lump sum payment equal to
1.5 times his base salary then in effect.

On January 10, 2001, the Company and Dr. Ben-Maimon entered into a three-year employment agreement, commencing on January 27, 2001, which continues from year-to-year thereafter, unless terminated by either party. Under the Agreement, she is paid a base salary, presently $350,000 per year for fiscal 2002, and is eligible for an annual bonus at the discretion of the Compensation Committee. Dr. Ben-Maimon received a sign-on bonus of $141,397 on the commencement date, and is entitled to an additional payment of $270,000 to be paid no later than September 30, 2001. Such amounts are to be repaid in full to the Company if Dr. Ben-Maimon's employment were terminated within the first two years of employment. Dr. Ben-Maimon also received options to purchase a total of 50,000 shares of the Company's stock including 10,000 shares at $26 per share; 10,000 shares at $41 per shares; 10,000 shares at $65 per share and 20,000 shares at $73.88, the market value of the stock on the grant date. If the Agreement is terminated by the Company without good cause or by Dr. Ben-Maimon for good reason, as defined, she will be entitled to a lump sum payment equal to 1.5 times her base salary then in effect.

On February 7, 2001, the Company and Mr. Catlett entered into a three-year employment agreement which continues from year-to-year thereafter, unless terminated by either party. Under the Agreement, he is paid a base salary, presently $255,000 per year for fiscal 2002, and is eligible for an annual bonus at the discretion of the Compensation Committee. If the Agreement is terminated by the Company without good cause or by Mr. Catlett for good reason, as defined, he will be entitled to a lump sum payment equal to 1.5 times his base salary then in effect.

On February 7, 2001, the Company and Mr. McKee entered into a three-year employment agreement which continues from year-to-year thereafter, unless terminated by either party. Under the Agreement, he is paid a base salary, presently $270,000 per year for fiscal 2002, and is eligible for an annual bonus at the discretion of the Compensation Committee. If the Agreement is terminated by the Company without good cause or by Mr. McKee for good reason, as defined, he will be entitled to a lump sum payment equal to 1.5 times his base salary then in effect.


REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

The Audit Committee ("Committee") consists of the following members of the Company's Board of Directors: George P. Stephan, (Chairman), Robert J. Bolger, and Harold N. Chefitz. Each member of the Committee is independent as defined under the listing standards of the New York Stock Exchange. The Committee operates under a written charter adopted by the Board of Directors, which is included in this proxy statement as Appendix A. The charter was adopted by the Board of Directors on May 18, 2000 and amended by the Board on June 12, 2001.

The primary function of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the Company's financial matters. The Committee's primary responsibilities are to: (1) monitor the integrity of Barr's financial reporting processes and systems of internal controls; (2) monitor the independence and performance of Barr's independent public accountants; and (3) facilitate and maintain an open avenue of communication among the Board of Directors, Senior Management and the independent public accountants.

II. REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS

The Committee has reviewed and discussed the audited financial statements of the Company for the year ended June 30, 2001 with the Company's management. The Committee has discussed with Deloitte & Touche LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Committee has discussed the independence of Deloitte & Touche LLP with that firm.

Based on the Committee's review and discussions noted above, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 2001, for filing with the Securities and Exchange Commission.

III. DELOITTE & TOUCHE LLP INFORMATION

Fees related to services performed by Deloitte & Touche LLP in 2001 are as follows:

         Audit Fees                                                    $147,000
         Financial Information System
          Design and Implementation                                          --
         All Other Fees
         - Tax services, statutory services, and regulatory             659,536*
           and other SEC filing requirements and matters
                   TOTAL                                               $806,536

* Of the $659,536 of other fees, $495,000 were related to a secondary stock offering for the sale of 3.5 million shares of common stock, beneficially owned by Dr. Sherman. The Company was reimbursed by Dr. Sherman for such fees.

The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining Deloitte & Touche LLP's independence and has concluded that it is.


                                        Submitted by
                                        George P. Stephan (Chairman)
                                        Robert J. Bolger
                                        Harold N. Chefitz

PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder returns on the Common Stock (BRL) for the last five fiscal years with the cumulative total return of the Standard & Poor's Health Care Drugs Index and the Standard & Poor's 500 Index over the same period, assuming an investment of $100 in the Common Stock, the S&P Health Care Drugs Index and the S&P 500 Index on June 30, 1996, and reinvestment of dividends.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                  [LINE GRAPH]


                            FISCAL YEAR ENDED JUNE 30
                            $100 Invested on 06/30/96

COMPANY/INDEX NAME               1996        1997         1998         1999         2000         2001
------------------------------------------------------------------------------------------------------
Barr Laboratories, Inc.          $100      $256.31      $231.55      $232.28      $391.55      $604.63
S&P Health Care Drugs Index       100       156.34       233.90       257.26       296.21       245.80
S&P 500 Index                     100       134.70       175.33       215.22       230.83       196.59

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended June 30, 2001, the Company sold certain of its pharmaceutical products and bulk pharmaceutical materials in the amount of $7,139,000 to companies owned or controlled by Dr. Bernard Sherman, a Director of the Company. The Company also purchased bulk pharmaceutical materials from a company owned by Dr. Sherman in the amount of $2,644,000. The Company believes the amounts of such transactions approximate the amounts of similar transactions with unaffiliated third parties.

The Company entered into a multi-year agreement with a company owned by Dr. Sherman to, among other things, share litigation and related costs in connection with one of its patent challenges. For the year ended June 30, 2001, the Company recorded $2,867,000 in connection with such agreement. The Company also incurred $1,290,000 in expenses, which were reimbursed by Dr. Sherman, related to a secondary stock offering, completed in May 2001, for the sale of 3.5 million shares of common stock beneficially owned by Dr. Sherman.

During the fiscal year ended June 30, 1999, the Company obtained multi-year directors and officers liability insurance coverage from National Union Fire Insurance Company of Pittsburgh, Pennsylvania and Federal Insurance Company. These policies cover the period from October 1, 1998 through September 30, 2001 and insure the Company for certain obligations incurred in the indemnification of its Directors and Officers under New York law and insure Directors and Officers where such indemnification is not provided by the Company. The three-year cost of the policies is $638,957.

The Company has also purchased an insurance policy from Federal Insurance Company that provides coverage for employees (including officers) who are fiduciaries of the Company's employee benefit plans against expenses and defense costs incurred as a result of alleged breaches of fiduciary duty as defined in ERISA. The one-year cost of the current policy is $6,426.


RECEIPT OF SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be considered for inclusion in next year's Proxy Statement must be received by the Company at 2 Quaker Road, P.O. Box 2900, Pomona, New York 10970-0519; Attention: The Secretary, not later than May 27, 2002.

For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2002 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the
Company: (1) receives notice of the proposal before the close of business on August 9, 2002, and advises shareholders in the 2002 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on August 9, 2002. Notices of intention to present proposals should be sent to the address above. Barr reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.


OTHER MATTERS

The Company expects representatives of Deloitte & Touche LLP to be present at and available to respond to appropriate questions which may be raised at the Annual Meeting. Representatives of Deloitte & Touche LLP will have the opportunity to make a statement if they so desire.

APPENDIX A

AUDIT COMMITTEE CHARTER

The Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of Barr Laboratories, Inc. (the Company). The Audit Committee of the Board (the Committee) shall review and reassess this charter at least annually and recommend any proposed changes to the Board for approval.


ROLE AND INDEPENDENCE: ORGANIZATION

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. Other functions of the Audit Committee shall include: (1) reviewing the annual management letter (with the independent auditors), (2) reviewing and approving audit fees, and (3) reviewing management "conflict of interest" transactions. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's judgement. Except as permitted by the applicable rules of the New York Stock Exchange, each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the New York Stock Exchange. The Committee shall maintain free and open communication with the independent auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, and the lead independent audit partner.

The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors and management.


RESPONSIBILITIES

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

      - Recommending to the Board the independent auditors to be retained (or appointed) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as Representatives of the shareholders.

      - Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

      - Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

      - Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

      - Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

      - Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

      - Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

      - Discussing with management, and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

      - Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert, special or additional assurance as to the financial statements and other financial information provided by the Company to its shareholders and others. It is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

                             BARR LABORATORIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                OCTOBER 25, 2001


The undersigned hereby appoints Bruce L. Downey and Edwin A. Cohen, jointly or individually, proxies with the power of substitution to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders at 10:00 AM, on October 25, 2001, at the St. Regis Hotel, 2 East 55th Street at 5th Avenue, New York, NY or adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or adjournments thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

                          BARR LABORATORIES, INC. PROXY
THE UNDERSIGNED HEREBY ACKNOWLEDGE RECEIPT OF THE PROXY STATEMENT AND NOTICE OF
                  ANNUAL MEETING TO BE HELD OCTOBER 25, 2001.


Please mark your vote as indicated in this sample     [X]



1. Election of Directors

(Instructions: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below).

Carole S. Ben-Maimon, Paul M. Bisaro, Robert J. Bolger, Harold N. Chefitz, Edwin
A. Cohen, Bruce L. Downey, Jack M. Kay, Bernard C. Sherman, George P. Stephan,
E. Thomas Arington, Richard R. Frankovic, Peter R. Seaver


For all nominees listed                              [ ]
(except as marked)

Withhold authority                                   [ ]
to vote for nominees




                                                         For            Against       Abstain

2.  Amendment of 1993 Stock Incentive Plan               [ ]              [ ]           [ ]


3.  Amendment of 1993 Stock Option Plan for              [ ]              [ ]           [ ]
    Non-Employee Directors


PLEASE DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                           YES        NO

            I PLAN TO ATTEND?              [ ]        [ ]






Signature                                  Signature                          Date
         ----------------------------------         -------------------------     ---------------

(Please sign exactly as your name appears hereon. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer).